Exhibit 10.1

Execution Version

GABX LEASING HOLDING LLC

A Delaware Limited Liability Company

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

DATED AS OF JUNE 30, 2026

THE UNITS AND OTHER INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Exhibits

Exhibit A	Form of Redemption Agreement

Schedules

Schedule 1	Definitions
Schedule 2	Schedule of Members

AMENDED & RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This AMENDED & RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of GABX Leasing Holding LLC (the “Company”) is made and entered into as of June 30, 2026 (the “Effective Date”) by and among the Company, Michigan U.S. Holdings LP, a Delaware limited partnership (the “Brookfield Member”), and GATX Corporation, a New York corporation (the “GATX Member”). The Company, the Brookfield Member and the GATX Member are each sometimes referred to herein as a “Party” and, together, as the “Parties”.

WHEREAS, on May 20, 2025, Brookfield Member formed the Company as a limited liability company in accordance with the provisions of the Act, pursuant to the laws of the State of Delaware, and entered into that certain Limited Liability Company Agreement of the Company, dated as of May 23, 2025, as amended by that certain First Amendment to Limited Liability Company of the Company, dated January 1, 2026 (the “Initial LLC Agreement”);

WHEREAS, Brookfield Member timely filed an initial election to treat the Company as an association taxable as a corporation for U.S. federal income (and applicable state or local income or franchise) Tax purposes, effective as of the date of the Company’s formation;

WHEREAS, Brookfield Member and GATX Member are parties to that certain Call Option Agreement, dated as of January 1, 2026 (the “Call Option Agreement”);

WHEREAS, pursuant to the Call Option Agreement, GATX Member has twenty-five (25) call options to acquire a number of Units for each call option, in each case, as further set forth in, and in accordance with the terms of, the Call Option Agreement; and

WHEREAS, in accordance with the Call Option Agreement and concurrently with the consummation of the first Call Option Closing (as defined in the Call Option Agreement) thereunder, the Parties desire to, and by the execution and delivery of this Agreement hereby do, amend and restate in its entirety the Initial LLC Agreement, in order to provide for, among other things, the rights and responsibilities of the Parties with respect to the governance, financing and operation of the Company, and certain other matters relating to the business arrangements between the Parties with respect to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valid consideration the receipt of which is hereby acknowledged by each Party, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

GENERAL MATTERS

Section 1.1 Amendment of Initial LLC Agreement. The Initial LLC Agreement is hereby amended and restated in its entirety with this Agreement.

Section 1.2 Formation. The Company has been formed as a limited liability company pursuant to the Act.

Section 1.3 Name. The name of the Company is “GABX Leasing Holding LLC”.

Section 1.4 Business Purpose; Powers. The Company is formed solely for the purpose of owning the JV Company Membership Interests, and the Company shall not engage in any business, activities or operations other than the ownership of the JV Company Membership Interests and activities directly incidental thereto (the “Purpose”). The Company shall have any and all powers that are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act.

Section 1.5 Registered Office. The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware, 19808.

Section 1.6 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808.

Section 1.7 Members.

(a) Each of the Brookfield Member and the GATX Member has been admitted to the Company as a Member and hereby continues as such. Unless admitted to the Company as a Member as provided in this Agreement, no Person shall be, in fact or for any other purpose, a Member.

(b) No Member shall have any right to withdraw from the Company except as expressly set forth herein.

(c) No Units are redeemable or repurchasable by the Company at the option of a Member; provided, that this Section 1.7 shall not limit Asset Disposition Redemptions.

(d) Except as expressly set forth in this Agreement, no event affecting a Member (including dissolution, bankruptcy or insolvency) shall affect its obligations under this Agreement or affect the Company.

(e) The Members’ names, addresses and their respective Units and Unit Percentage are set forth on the Schedule of Members attached to this Agreement as Schedule 2. The Managing Member shall update Schedule 2 in connection with each Call Option Closing to reflect the Transfer of Units from Brookfield Member to GATX Member in connection therewith.

(f) No Member, acting in its capacity as a Member, shall be entitled to vote on any matter relating to the Company other than as specifically required by the Act or as expressly set forth in this Agreement.

(g) A Member shall automatically cease to be a Member upon the Transfer of all of such Member’s Units made pursuant to and in accordance with the terms of this Agreement or the Call Option Agreement. Immediately upon any such permissible Transfer, the Company shall cause such Member to be removed from Schedule 2 to this Agreement and to be substituted by the transferee or transferees in such Transfer, and, except as otherwise expressly provided for herein, such transferee or transferees shall be deemed to be a “Party” for all purposes hereunder and all references to the Brookfield Member or the GATX Member, as the case may be, shall be deemed to be references to such transferee or transferees (notwithstanding, in the case that more than one Person is a transferee of such Units, that such defined terms as used herein are singular in number).

Section 1.8 Powers. The Company shall have the power and authority to do any and all acts necessary or convenient to or in furtherance of the purposes described in Section 1.4, including all power and authority, statutory or otherwise, possessed by, or which may be conferred upon, limited liability companies under the Laws of the State of Delaware.

Section 1.9 Limited Liability Company Agreement. This Agreement shall constitute the “limited liability company agreement” of the Company for the purposes of the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Act in the absence of such provision, this Agreement shall control to the fullest extent permitted by the Act and other applicable Law.

Section 1.10 No Issuance of Additional Units. The Company shall not issue any new Units, or any securities convertible into Units. Unless otherwise agreed in writing by all the Members, the Company shall at all times have a number of outstanding Units equal to ten thousand (10,000) Units less the number of Asset Disposition Redemption Units redeemed from the Brookfield Member pursuant to Section 5.5(a).

Section 1.11 Tax Classification. Unless otherwise determined by the Members, the Company shall not revoke, change or modify its election to be treated as an association taxable as a corporation for U.S. federal income (and applicable state or local income or franchise) Tax purposes. Each Member and the Company shall file all Tax Returns, and otherwise take all Tax and financial reporting positions, in a manner consistent with such treatment.

Section 1.12 Tax Returns.

(a) The Managing Member shall prepare, or cause to be prepared, and timely file (on behalf of the Company), taking into account any applicable extensions, all Tax Returns required to be filed by the Company. The Company shall deliver, or caused to be delivered, to each Member (a) at least fifteen (15) days prior to the date that any quarterly estimated income Tax payments are due from the Company, an estimate (including workpapers) of such quarterly income Tax obligations of the Company, and (b) within ninety (90) days of the due date of any annual income Tax Return of the Company (taking into account any applicable extensions), a draft copy of such income Tax Return, in each case, for review and comment by the Members, with each Member’s reasonable comments considered in good faith by the Managing Member, provided that with respect to the estimated quarterly Tax obligations of the Company, the Member’s comments shall be received within ten (10) days of such Member’s receipt of such estimate, and, with respect to the draft annual income Tax Returns, the Member’s comments shall be received within thirty (30) days of such Member’s receipt of such daft income Tax Returns. Copies of filed income Tax Returns shall be delivered to the Members within thirty (30) days of filing.

(b) Each Member shall use reasonable efforts to furnish to the Company any pertinent information in its possession relating to the Company’s operations that is reasonably necessary and requested to enable the Company’s Tax Returns to be timely prepared and filed.

Section 1.13 Withholding.

(a) Notwithstanding any other provision of this Agreement, the Company shall comply with any withholding requirements under any applicable Law and shall remit amounts withheld to, and file required forms with, the applicable Taxing Authority. Each Member hereby authorizes the Company or an applicable withholding agent to withhold from or pay on behalf of or with respect to such Member any amount of U.S. federal, state, local or non-U.S. Taxes that the Company reasonably determines in good faith is required to be withheld or paid on behalf of such Member with respect to any amount distributable to such Member pursuant to this Agreement or otherwise attributable to such Member, including Taxes paid or withheld, directly or indirectly, in respect of payments to the Company to the extent attributable to such Member and including any liability for Taxes, penalties, additions to Tax or interest imposed on or borne by the Company or any of its Subsidiaries with respect to a Member, as reasonably determined by the Managing Member. Any amount paid on behalf of or with respect to a Member shall be treated as having been distributed to such Member for purposes of this Agreement.

(b) Each Member shall furnish the Company with such information as may reasonably be requested by the Company from time to time to determine whether withholding is required, and agrees that if any information or form provided pursuant to this Section 1.13 expires or becomes obsolete or inaccurate in any respect, such Member shall use reasonable efforts to update such form or information. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding Taxes.

Section 1.14 Cooperation. The Company shall provide to the Members such cooperation, documentation and information as any of them reasonably may request in connection with (a) preparing and filing any Tax Return, amended Tax Return or claim for refund, (b) determining a liability for Taxes, (c) preparing for or conducting any Tax audits, controversies, examinations or other administrative or judicial proceedings by any Taxing Authority with respect to the operations of the Company or any Subsidiary of the Company or (d) satisfying financial reporting requirements (including applicable current and deferred Tax provisions).

Section 1.15 Tax Contest. The Managing Member is authorized to manage any audit, examination or other administrative or judicial proceeding relating to any Tax matters of the Company; provided, that the Managing Member shall (a) diligently conduct any such proceedings in good faith, (b) promptly notify the Members in writing (i) of the commencement of any Tax audit, examination, or other administrative or judicial proceeding and (ii) upon the receipt of a notice of proposed adjustment, (c) keep the Members reasonably informed of the progress of any audits, examinations or other administrative or judicial proceedings, (d) consult with the Members in connection with any audits, examinations or other administrative or judicial proceedings about strategy and give the Members the opportunity (at the sole cost and expense of such relevant Members) to attend any scheduled meetings with the Taxing Authority in such audit, examination, or other administrative or judicial proceeding, and (e) provide the Members with a reasonable opportunity to comment on any material written submissions to any Taxing Authority and consider, in good faith, any reasonable comments on such written submissions.

Section 1.16 Coordination With the Tax Sharing Agreement. To the extent the Tax Sharing Agreement is entered into by the Parties, the terms of the Tax Sharing Agreement shall govern only in the event of any direct conflict between the terms therein and the terms set forth in this Agreement regarding the preparation of Tax Returns, the managing of Tax contests and audits, and the payment of Taxes of the Company.

ARTICLE II

MANAGEMENT

Section 2.1 Managing Member.

(a) Subject to (x) the provisions of the Act and (y) any requirements in this Agreement as to actions that are Member Approval Matters, the business and affairs of the Company shall be managed and all its powers shall be exercised by or under the direction of Brookfield Member (the “Managing Member”), and, other than the Managing Member, no other single Member, solely by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or any actual or apparent authority to enter into Contracts on behalf of, or to otherwise bind, the Company. Without prejudice to such general powers, but subject to the same limitations and the Member Approval Matters, the Managing Member shall be empowered to conduct, manage and control the business and affairs of the Company and to make such rules and regulations therefor not inconsistent with applicable Law or this Agreement, as the Managing Member shall deem to be in the best interest of the Company.

(b) The Managing Member shall only be removed or replaced by a written instrument signed by each Member; provided, that upon the date that GATX Member acquires 100% of the outstanding Units by virtue of the exercise of Call Options or Asset Disposition Redemptions, the GATX Member shall automatically and without any further action being required of the Members become the Managing Member as of such date.

Section 2.2 Member Approval Matters.

(a) The Company shall not, and the Managing Member shall cause the Company not to, directly or indirectly, take any of the following actions (the “Member Approval Matters”), in each case, without the prior written approval of each of the Brookfield Member and the GATX Member:

(i) amend the Organizational Documents of the Company (including this Agreement), except for amendments to Schedule 2 expressly authorized pursuant to Section 10.10;

(ii) except as contemplated by Section 5.1(e), cause any non-pro-rata repurchase, redemption, cancellation or other alteration of any Equity Interests of the Company;

(iii) (1) file a petition seeking relief, or consent to the entry of a decree or order for relief in an involuntary case, under the bankruptcy, rearrangement, reorganization or other debtor relief Laws of the United States or any state or any other competent jurisdiction or make a general assignment for the benefit of its creditors by the Company or (2) dissolve the Company pursuant to Section 3.1;

(iv) issue any Units or other Equity Interests in the Company to any Person (including the Members);

(v) subject to Section 4.2, cause the Company to make a capital call;

(vi) transfer, sell or otherwise dispose of, by way of equity sale, merger or otherwise, any of the JV Company Membership Interests, except as otherwise permitted pursuant to the terms of the JV Company LLC Agreement;

(vii) undertake any merger, consolidation, plan or scheme of arrangement, business combination or other similar transaction involving the Company, or any other fundamental transaction such as a restructuring or recapitalization;

(viii) purchase or acquire any material assets, or any Equity Interests or other ownership interests of any class of any Person;

(ix) declare or make any dividend to any Member of any property other than cash;

(x) (1) employ any individual or enter into or amend the terms of such employment or (2) make any decision in connection with compensation matters with respect to any employees or officers of the Company;

(xi) incur or refinance any Indebtedness of the Company;

(xii) guaranty any Indebtedness or other obligations of any Person;

(xiii) approve or engage in any transaction affecting the Tax status of the Company, or make or change any material Tax election or method of Tax accounting of the Company;

(xiv) settle or compromise any audit, examination or other administrative or judicial proceeding relating to income Taxes or other material Taxes of the Company;

(xv) commence any legal action against any Third Party, or settle any legal action brought by a Third Party against the Company, or by the Company against a Third Party;

(xvi) initiate or consummate an initial public offering, make a public offering and sale of any Units or any other securities of the Company or any successor entity, or otherwise become subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act;

(xvii) change the Purpose or engage in any activities other than the Purpose;

(xviii) enter into any binding agreement or arrangement by the Company to effect any of the foregoing actions; or

(xix) make, pay, or cause to be paid any Asset Disposition Redemption from the Company to the Brookfield Member pursuant to Section 5.5 of this Agreement if such Asset Disposition Redemption could reasonably be expected to cause the Company to become a member of the GATX Consolidated Group without providing GATX Member with written notice at least thirty (30) days in advance of such Asset Disposition Redemption.

Section 2.3 Brookfield Member JV Company Matters. Notwithstanding anything to the contrary in this Agreement, the following actions by the Company shall only require the approval of the Brookfield Member, and the Company shall not cause or permit, in each case, such actions to be taken without the prior written consent of the Brookfield Member:

(a) providing written consent to any Transfer of the JV Company Membership Interests by any “Member” under the JV Company LLC Agreement;

(b) exercising, failing to exercise or waiving any rights of the Company (in its capacity as the Blocker Member of the JV Company) under the following sections of the JV Company LLC Agreement;

(i) Sections 2.2 (Number of Directors; Director Appointment Rights), 2.3 (Removal of Directors), 2.4 (Vacancies) and 2.11 (Committees);

(ii) Section 3.1 (Events of Default);

(iii) Section 5.3 (Right of First Offer);

(iv) Section 5.4 (Blocker Member Tag-Along Right);

(v) Section 5.5 (Drag-Along Rights);

(vi) Article VIII (Tax Matters);

(c) providing the consent of the Company (in its capacity as Blocker Member of the JV Company) for any matter that is expressly a “Blocker Member Approval” matter under the JV Company LLC Agreement;

(d) causing the Company to consent to or make a decision or determination with respect to any matter that is (i) subject to the joint or unanimous determination of the Members (as defined in the JV Company LLC Agreement) or (ii) subject only to the consent or determination of a Non-Defaulting Member (as defined in the JV Company LLC Agreement) under the JV Company LLC Agreement; or

(e) amending the Organizational Documents of the JV Company or any of its Subsidiaries (including pursuant to Section 11.10 of the JV Company LLC Agreement), other than ministerial amendments thereto.

ARTICLE III

DISSOLUTION

Section 3.1 Dissolution. Subject to obtaining the requisite authorization, approval or consent of any Governmental Body, the Company shall dissolve, and its affairs shall be wound up, upon either (x) the unanimous approval by the Members or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act (each, an “Event of Dissolution”).

(a) Upon the occurrence of an Event of Dissolution, the Company will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Members.

(b) No Member, acting in its capacity as such, will take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs.

(c) All covenants contained and obligations provided for in this Agreement will continue to be fully binding upon the Members until such time as the property of the Company has been distributed pursuant to Section 3.2 and the certificate of formation of the Company has been canceled pursuant to the Act.

(d) After the occurrence of an Event of Dissolution, and after all of the Company’s debts, liabilities and obligations have been paid and discharged or adequate reserves have been made therefor and all of the remaining assets of the Company have been distributed to the Members, the Company shall make the necessary resolutions and filings to dissolve the Company under the Act.

Section 3.2 Liquidation Proceeds. The proceeds from the liquidation, to the extent sufficient therefor, shall be applied and distributed in the following order:

(a) first, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members;

(b) second, to the payment and discharge of all of the Company’s debts and liabilities to the Members (including any Blocker Member Loan); and

(c) after giving effect to the foregoing clauses (a) and (b), all remaining cash and property shall be distributed to the Members in accordance with Section 5.1.

ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.1 Initial Capital Contributions. Each Member has made, or is deemed to have made (whether by the acquisition of Units or otherwise), capital contributions in the amounts and on the dates set forth opposite such Member’s name on Schedule 2 (the “Initial Capital Contributions”). Other than the Initial Capital Contributions, no Member shall be otherwise obligated to make any capital contributions to the Company.

Section 4.2 Blocker Member Loans; Additional Funding.

(a) Subject to the express provisions of this Article IV, if the Company receives a Funding Request Notice from the JV Company pursuant to Section 4.2(a) of the JV Company LLC Agreement, each Member may elect to provide a loan to the Company (each such loan, a “Blocker Member Loan” and, collectively, the “Blocker Member Loans”) for up to the full amount of the Requested Funding Amount set forth therein. Blocker Member Loans shall (x) be on commercially reasonable terms as determined in good faith by the Members that are not Defaulting Members under the JV Company LLC Agreement as of the time of and as set forth in the Funding Request Notice, and (y) be evidenced by documentation reasonably acceptable to the Members; provided, that (i) if the Members making such determination cannot agree on the terms of any Blocker Member Loan prior to the Funding Date, such Blocker Member Loan will have a term of five (5) years, be prepayable in whole or in part by the Company Group at any time without penalty, and shall bear interest at the then-current interest rate payable on a five (5) year treasury note as published by the Federal Reserve Board plus three percent (3%), and (ii) the terms and conditions for each Blocker Member Loan made pursuant hereto shall be the same for each Electing Member. A Blocker Member Loan shall not be deemed a Capital Contribution nor result in any change to the Unit Percentages of the Members.

(b) Each Member shall, within two (2) Business Days after the Company’s receipt of a Funding Request Notice, provide written notice to the Company and the other Member of its election to provide a Blocker Member Loan, and the amount that such Member has elected to provide by Blocker Member Loan with respect to the Requested Funding Amount set forth in the Funding Request Notice. If a Member elects to provide a Blocker Member Loan with respect to all or any portion of the Requested Funding Amount, such Member shall be deemed an “Electing Member”. If a Member (i) elects not to provide a Blocker Member Loan, or (ii) fails to respond within two (2) Business Days after the Company’s receipt of a Funding Request Notice, then, in each case of the foregoing clauses (i) or (ii), such Member shall be deemed to not have elected to provide a Blocker Member Loan with respect to the Requested Funding Amount.

(c) No later than three (3) Business Days after the receipt of the Member’s elections pursuant to Section 4.2(b), the Managing Member shall cause the Company to send an Election Notice in accordance with Section 4.2(d) of the JV Company LLC Agreement, and the Election Amount set forth in such Election Notice shall be the lesser of (i) the aggregate amount set forth in the elections made pursuant to Section 4.2(b) and (ii) the Requested Funding Amount. After the Company’s election pursuant to Section 4.2(d) of the JV Company LLC Agreement, the JV Company will notify the Company of its Requested Funding Amount.

(d) Each Member shall be obligated to provide its respective Blocker Member Loan pursuant to this Section 4.2 by no later than the date (such date, the “Funding Date”) that is five (5) Business Days prior to the date on which the Company is obligated to provide its JV Company Member Loan pursuant to the terms of the JV Company LLC Agreement.

(e) Upon the Company’s receipt of payments under a JV Company Member Loan, the Managing Member shall cause the Company to promptly pay such proceeds to the Blocker Member Loans associated with such JV Company Member Loan. Any interest accrued and paid to the Company pursuant to any JV Company Member Loan shall promptly be distributed by the Company to the Members on a pro rata basis, as determined at the time the applicable Blocker Member Loans were provided for such JV Company Member Loan.

ARTICLE V

DISTRIBUTIONS

Section 5.1 Distributions.

(a) Quarterly Distributions. Subject to the provisions of this Section 5.1 and the Act, no later than ten (10) Business Days after receipt by the Company of any distribution pursuant to Section 4.4(a) of the JV Company LLC Agreement (a “Section 4.4(a) Distribution”):

(i) First, if at such time there is one or more outstanding Blocker Member Loan, then prior to the distribution of any amount to the Members pursuant to the remaining provisions of this Section 5.1(a), the proceeds of such Section 4.4(a) Distribution shall be applied to the payment of accrued but unpaid interest on each Blocker Member Loan in accordance with Blocker Member Loan Priority and then to the payment of the outstanding principal of each Blocker Member Loan in accordance with Blocker Member Loan Priority, until all Blocker Member Loans are paid in full;

(ii) Second, if any portion of the Section 4.4(a) Distribution remains after application of clause (i) and such Section 4.4(a) Distribution includes a Brookfield 100% Distribution Amount, then the entire amount of such Brookfield 100% Distribution Amount shall be distributed to the Brookfield Member; and

(iii) Third, if any portion of the Section 4.4(a) Distribution remains after application of clauses (i) and (ii), the remaining portion of such Section 4.4(a) Distribution shall be distributed to each Member according to such Member’s Unit Percentage (taking into account Section 5.1(f)).

(b) Asset Disposition Distributions. Subject to the provisions of this Section 5.1 and the Act, no later than ten (10) Business Days after receipt by the Company of any distribution pursuant to Section 4.4(b) of the JV Company LLC Agreement (a “Section 4.4(b) Distribution”):

(i) To the extent such Section 4.4(b) Distribution constitutes Asset Disposition Net Proceeds distributed to the Company pursuant to Section 4.4(b)(i)(2) of the JV Company LLC Agreement (a “Section 4.4(b)(i)(2) Distribution”), the Company shall pay and distribute such Section 4.4(b)(i)(2) Distribution to the Members pro rata in accordance with their respective Unit Percentages (taking into account Section 5.1(f)); provided, that amounts paid to the GATX Member pursuant to this clause (i) shall constitute a distribution with respect to the Units held by the GATX Member, and amounts paid to the Brookfield Member pursuant to this clause (i) (each, a “Brookfield Asset Disposition Amount”) shall be used to effectuate an Asset Disposition Redemption pursuant to Section 5.5, unless Section 5.5(c)(ii) applies, in which case such amount shall constitute a distribution with respect to the Units held by the Brookfield Member.

(ii) To the extent such Section 4.4(b) Distribution constitutes an amount distributed to the Company pursuant to Section 4.4(b)(ii) of the JV Company LLC Agreement (each, a “Section 4.4(b)(ii) Distribution”):

(1) First, if at such time there is one or more outstanding Blocker Member Loan, then prior to the distribution of any amount to the Members pursuant to the remaining provisions of this Section 5.1(b)(ii), the proceeds of such Section 4.4(b)(ii) Distribution shall be applied to the payment of accrued but unpaid interest on each Blocker Member Loan in accordance with Blocker Member Loan Priority and then to the payment of the outstanding principal of each Blocker Member Loan in accordance with Blocker Member Loan Priority, until all Blocker Member Loans are paid in full;

(2) Second, if any portion of the Section 4.4(b)(ii) Distribution remains after application of clause (1) and such Section 4.4(b)(ii) Distribution includes a Brookfield 100% Distribution Amount, then the entire amount of such Brookfield 100% Distribution Amount shall be distributed to the Brookfield Member; and

(3) Third, if any portion of the Section 4.4(b)(ii) Distribution remains after application of clauses (i) and (ii), the remaining portion of such Section 4.4(b)(ii) Distribution shall be distributed to each Member according to such Member’s Unit Percentage (taking into account Section 5.1(f)).

(c) Cash on Hand Distributions Ahead of Call Options. Subject to the provisions of this Section 5.1 and the Act, no later than ten (10) Business Days after receipt by the Company of any distribution pursuant to Section 4.4(c) of the JV Company LLC Agreement (a “Section 4.4(c) Distribution”):

(i) First, if at such time there is one or more outstanding Blocker Member Loan, then prior to the distribution of any amount to the Members pursuant to the remaining provisions of this Section 5.1(c), the proceeds of such Section 4.4(c) Distribution shall be applied to the payment of accrued but unpaid interest on each Blocker Member Loan in accordance with Blocker Member Loan Priority and then to the payment of the outstanding principal of each Blocker Member Loan in accordance with Blocker Member Loan Priority, until all Blocker Member Loans are paid in full;

(ii) Second, if any portion of the Section 4.4(c) Distribution remains after application of clause (i) and such Section 4.4(c) Distribution includes a Brookfield 100% Distribution Amount, then the entire amount of such Brookfield 100% Distribution Amount shall be distributed to the Brookfield Member; and

(iii) Third, if any portion of the Section 4.4(c) Distribution remains after application of clauses (i) and (ii), the remaining portion of such Section 4.4(c) Distribution shall be distributed to each Member according to such Member’s Unit Percentage (taking into account Section 5.1(f)).

(d) Except as otherwise provided herein, all distributions shall be paid to the Members only in cash.

(e) Notwithstanding the terms of this Section 5.1 and any other provision of this Agreement, (i) the Company shall not make any distribution to any Member on account of its Units to the extent such distribution would violate the Act or other applicable Law.

(f) For further clarity, the determination of the Unit Percentages of the Members for purposes of Sections 5.1(a) through (c) shall be made in accordance with the following provisions:

(i) for purposes of Section 4.4(a) Distributions, the Unit Percentages shall be determined as of the last day of the fiscal quarter to which such Section 4.4(a) Distributions relates, after giving effect to any Call Option Closings occurring prior to or during such fiscal quarter, but excluding any Call Option Closing scheduled to occur on the last Business Day of such fiscal quarter, and after giving effect to any Asset Disposition Redemptions during or prior to such fiscal quarter;

(ii) for purposes of Section 4.4(b) Distributions, the Unit Percentages shall be determined immediately prior to any related Asset Disposition Redemption pursuant to Section 5.5;

(iii) for purposes of Section 4.4(c) Distributions, the Unit Percentages shall be determined immediately prior to any related Call Option Closing pursuant to the Call Option Agreement; and

(iv) to the extent that the Company receives a Commingled Distribution, clauses (i) through (iii) of this Section 5.1(f) shall be applied in the order in which the end of the fiscal quarter, Asset Disposition and/or Call Option Closing, as applicable, that gave rise to the related distributions or payments to the Company pursuant to the JV Company LLC Agreement actually occurred.

(g) Notwithstanding anything in this Agreement to the contrary, the distributions contemplated in Sections 5.1(a) through (c) shall be (i) increased by the amount of any Tax refund received by the Company and the amounts received by the Company under the Tax Sharing Agreement and (ii) reduced by the amount of the Company’s estimated Tax payments reasonably calculated by the Managing Member for the applicable taxable period (each an “Estimated Tax Payment”), with such amounts being set aside in order to establish a Company Tax reserve account (the “Tax Reserve Account”) for the applicable taxable period; provided, that the amount of the Estimated Tax Payments shall be calculated based on the amount of taxable income (or loss) of the Company attributable to its interest in the JV Company and taking into account the available Tax attributes of the Company and, if applicable, in accordance with the applicable terms of the Tax Sharing Agreement. Subject to the terms of the Tax Sharing Agreement, if for any taxable year in which the Brookfield Members owns an equity interest in the Company, the Company’s Tax Reserve Account exceeds the Company’s actual income Tax liability for such taxable year (a “Tax Estimate Overage”), such excess amount shall be included in the Company’s Tax Reserve Account for the following year in which the Brookfield Members owns an equity interest in the Company. If for any taxable year in which the Brookfield Members owns an equity interest in the Company, the Company’s Tax Reserve Account is less than the Company’s actual Tax liability for such taxable year (a “Tax Estimate Shortfall”), the Members agree that, unless otherwise provided in the Tax Sharing Agreement, the Members shall fund such Tax Estimate Shortfall with Blocker Member Loans in proportion to each Member’s Unit Percentage. The Members agree to cooperate in good faith in calculating the amounts determined under this Section 5.1(g), including but not limited to the sharing of all calculations and workpapers reasonably requested by the other Members in determining such amounts. The Parties agree that if GATX Group acquires under the Call Option the Units of the Company in a manner such that the Company does not become a member of the GATX Consolidated Group, the Parties shall negotiate in good faith to account for any Tax Estimate Overage or Tax Estimate Shortfall remaining after the Blocker Member no longer owns any interest in the Company in a manner consistent with Section 3(e) of the Tax Sharing Agreement.

Section 5.2 Distributions upon the Occurrence of an Event of Dissolution. Upon the occurrence of an Event of Dissolution, the Members will proceed, subject to the provisions herein, to wind up the affairs of the Company, liquidate and distribute the remaining assets of the Company (provided, however, that all distributions shall be paid to the Members only in cash) and apply the proceeds of such liquidation in the order of priority in accordance with Section 3.2.

Section 5.3 Distributions in Kind. Upon the approval, in accordance with Article II, of a plan to distribute the assets and liabilities of the Company to the Members, such assets and liabilities of the Company shall be distributed in-kind to the Members entitled thereto in the same proportions as such Members would have been entitled to receive cash distributions from the Company pursuant to Section 5.1.

Section 5.4 Withdrawal of Capital; Interest. Except as expressly provided in this Agreement, (a) no Member may withdraw capital or receive any distributions from the Company and (b) no interest shall be paid by the Company on any Capital Contribution or distribution.

Section 5.5 Asset Disposition Redemptions.

(a) Unless Section 5.5(c)(ii) applies, and subject to Section 5.5(b), any Brookfield Asset Disposition Amount paid to Brookfield Member pursuant to Section 5.1(b)(i) shall constitute a payment in redemption of that number of Units (rounded to the nearest hundredth of a Unit) held by the Brookfield Member equal to (i) such Brookfield Asset Disposition Amount divided by (ii) the Current Asset Disposition Redemption Price (the amount of Units so redeemed, the “Asset Disposition Redemption Units” and any such redemption an “Asset Disposition Redemption”). The Asset Disposition Redemption Model sets forth an illustrative calculation with respect to the application of the provisions of this Agreement and the JV Company LLC

Agreement to an Asset Disposition and Asset Disposition Redemption. Each Asset Disposition Redemption shall be consummated contemporaneously with the delivery of the Brookfield Asset Disposition Amount to the Brookfield Member, and at the closing thereof each of the Company and the Brookfield Member shall execute and deliver such Redemption Agreement substantially in the form of Exhibit A and provide a copy thereof to the GATX Member.

(b) If any antitrust, foreign direct investment or other regulatory approvals is required for the consummation of any Asset Disposition Redemption, including any such approval required pursuant to the Canadian Competition Act and/or the Hart-Scott-Rodino Antitrust Improvements Act (each, a “Redemption Regulatory Approval”), then the Parties shall cooperate to obtain such Redemption Regulatory Approval in accordance with the terms of Sections 2.2(d) and 2.2(e) of the Call Option Agreement, mutatis mutandis.

(c) With respect to any Asset Disposition Redemption that is subject to a Redemption Regulatory Approval, or if at the time of such Asset Disposition there is a Call Option Regulatory Approval that is outstanding pursuant to the Call Option Agreement, such Asset Disposition Redemption shall not be consummated until such Redemption Regulatory Approval and/or Call Option Regulatory Approval has been obtained; provided, that (i) until the earlier of (x) the consummation of such Asset Disposition and (y) the making of a distribution pursuant to the following clause (ii), the Brookfield Asset Disposition Amount shall be held in a segregated account of the Company and not used for any other purpose, and (ii) if such Redemption Regulatory Approval and/or Call Option Regulatory Approval has not been obtained as of the date that is six (6) months after the related Asset Disposition, such Brookfield Asset Disposition Amount shall be paid to the Brookfield Member as a distribution pursuant to Section 5.1(b)(i) with respect to the Units held by the Brookfield Member.

(d) If any Asset Disposition Redemption causes the Company to become a member of a U.S. consolidated group, of which the GATX Member is the common parent (the “GATX Consolidated Group”), for U.S. federal income Tax purposes, then Brookfield Member, the GATX Member and the Company shall enter into the Tax Sharing Agreement.

ARTICLE VI

TRANSFER OF UNITS

Section 6.1 General Restrictions.

(a) No Member shall Transfer any of its Units except pursuant to and in accordance with this Article VI. Any purported (i) Transfer by any Member of its Units in violation of this Section 6.1(a) or (ii) Transfer of Equity Interests of a Member without compliance in all respects with the provisions of this Article VI pertaining to such purported Transfer, shall be invalid and void ab initio.

(b) Each Member shall ensure that each of its Indirect Holders does not Transfer Equity Interests of such Member, or Equity Interests of any Person directly or indirectly holding Equity Interests of such Member (the Indirect Holder transferring such Equity Interest (the “Transferor”)), unless one of the following requirements is satisfied in connection with such Transfer or Transferor:

(i) Such Transferor may Transfer Units only (1) in connection with a Tag-Along Sale or a Drag-Along Sale, or (2) pursuant to Section 6.3, or (3) as otherwise permitted by, and in compliance with, this Article VI and, as applicable, the Call Option Agreement;

(ii) If such Transferor is a member of the Brookfield Group or a Third Party holder who acquired Equity Interests of such Member pursuant to a prior Transfer made in accordance with the terms of this Section 6.2, such Transfer must either (1) be to a Brookfield Permitted Transferee or otherwise permitted by Section 6.2(b), or (2) after giving effect to such Transfer, result in the Brookfield Group continuing to Control Units and JV Company Securities representing at least seventy percent (70%) of the Consolidated Percentage Interest of the Company;

(iii) If such Transferor is a Person that is a member of the GATX Group, such Transfer must either (1) be to a GATX Permitted Transferee in compliance with Section 6.2(a) or otherwise permitted by Section 6.2(b) or (2) after giving effect to such Transfer, result in the GATX Group continuing to Control Units and JV Company Securities representing at least seventy percent (70%) of the Consolidated Percentage Interest of GATX Member;

provided, that Transfers made during the Lock-Up Period shall also be subject to Section 6.1(c).

(c) Except as permitted by Section 6.2, during the Lock-Up Period, no member of the Brookfield Group nor the GATX Group may Transfer any of their respective Securities, nor may any Indirect Holder of Equity Interests in the GATX Member or the Brookfield Member Transfer such Equity Interests or Equity Interests of any Person directly or indirectly holding Equity Interests of the GATX Member or Brookfield Member, in any case, (i) without the unanimous written consent of all of the Members or (ii) other than any such Transfer made to a Permitted Transferee of any such Person.

(d) Notwithstanding anything to the contrary contained herein, in connection with any Transfer of Units by the Brookfield Member in accordance with this Article VI, the Brookfield Member shall Transfer all, but not less than all, of its Units in connection therewith.

Section 6.2 Transfers to Permitted Transferees; Liens by Members.

(a) Notwithstanding Section 6.1(a) and Section 6.1(c), but subject in all cases to Section 6.1(d), the GATX Member may Transfer at any time all, but not less than all, of the Units held by it to any one of its Permitted Transferees; provided that, in connection with any such Transfer, (i) such Permitted Transferee shall, (1) in writing, assume all of the rights and obligations of the GATX Member as a Member under this Agreement and as a Party hereto with respect to the Units transferred and (2) obtain all requisite authorizations, approvals and consents of any Governmental Body in respect of such Transfer (and no such requisite authorization, approval or consent shall have been rescinded), (ii) such Permitted Transferee shall (1) execute a joinder to become a party to the Call Option Agreement and assume all of the rights and obligations of the GATX Member as a party under the Call Option Agreement with respect to such Units and (2) acknowledge in writing that such Units remain subject to the terms and conditions of the Call

Option Agreement and (iii) effective provisions shall be made whereby such Permitted Transferee shall be required, prior to the time when it shall cease to be a Permitted Transferee of the transferring Member, to Transfer such Units back to the transferring Member or to another Person who would be a Permitted Transferee of the GATX Member as of such applicable time; provided, further, that, notwithstanding any Transfer of Units by the GATX Member to a Permitted Transferee, any obligations arising under this Agreement, the JV Company LLC Agreement, the Call Option Agreement and the Management Services Agreement shall remain the obligations of the GATX Member or shall be guaranteed by such Member pursuant to documentation acceptable to the other Member (in such Member’s sole discretion). In the event that the GATX Member (including, as the case may be, a Permitted Transferee) intends to Transfer its Units to a Permitted Transferee, the GATX Member or the Permitted Transferee, as applicable, shall notify the Brookfield Member and the Company of the intended Transfer at least thirty (30) Business Days prior to the intended Transfer.

(b) Each Member and any Indirect Holder of such Member shall be permitted to directly or indirectly pledge its Units to a bona fide lender (or any agent or trustee therefor) (each, a “Secured Party”) in connection with Indebtedness. A Transfer of Units and other Equity Interests in Persons that directly or indirectly hold Units arising as a result of an enforcement action by a Secured Party, whether as a result of a foreclosure, transfer in lieu of foreclosure, or otherwise, shall be permitted for purposes of this Agreement so long as, if such Transfer is a Transfer of Units, (i) such Transfer does not result in there being more than two (2) direct equity owners of the Company (or, if no Call Option has then been exercised, more than one (1) direct equity owner of the Company) and (B) the transferee, without the consent of any other Person, agrees to be bound by this Agreement and the Call Option Agreement.

Section 6.3 Right of First Offer.

(a) After the expiration of the Lock-Up Period, without limitation of Section 6.1, Section 6.2 and Section 6.5 and any corresponding provision of the JV Company LLC Agreement, the GATX Group or the Brookfield Group, as the case may be, may also Transfer all (but not less than all) of such Transferring Party’s Subject Securities of such Transferring Party, subject to compliance with this Section 6.3 and, if applicable, Section 6.4. Prior to any such Transfer, other than any Transfer (x) pursuant to Section 6.2 hereof or Section 5.2 of the JV Company LLC Agreement or (y) in connection with a Drag-Along Sale pursuant to Section 6.5, the Transferring Party must first offer to sell (the “Required Offer”) to the other Member (such other Member, or its designated Affiliate, the “Non-Transferring Member”) all (but not less than all) of the Subject Securities held by such Transferring Party in accordance with the procedures set forth in Section 5.3(a)(i) and Section 5.3(a)(ii) of the JV Company LLC Agreement, which shall apply to such Transfer of Subject Securities and any outstanding Blocker Member Loans of the Transferring Party mutatis mutandis.

(b) Prior to the consummation of any Transfer pursuant to Section 6.3(a)(ii), the Transferring Party shall have delivered to the Non-Transferring Member evidence reasonably satisfactory to the Non-Transferring Member that the transferee is financially capable of carrying out the obligations and promptly paying all liabilities as and when due of the Transferring Party pursuant to this Agreement, the JV Company LLC Agreement and the Call Option Agreement (it being understood for the avoidance of doubt that the Units acquired by any transferee shall remain bound by the Call Options).

(c) For the avoidance of doubt, the Lock-Up Period as applied to any Member (and the applicable Transferring Parties related thereto) shall be deemed to end upon the occurrence of any Event of Default (as defined in the JV Company LLC Agreement) under the JV Company LLC Agreement by or with respect to the other Member.

(d) Furthermore, notwithstanding anything contained in this Section 6.3 to the contrary, if the Defaulting Member is the GATX Member under the JV Company LLC Agreement, the Brookfield Group shall not be required to deliver a Required Offer pursuant to, or otherwise comply with, Section 6.3(a), in order to Transfer the Subject Securities held by the Transferring Parties of the Brookfield Group to a Third Party, and the GATX Member shall have no right to purchase any such Subject Securities pursuant to the procedures set forth in Section 6.3(a); provided, that the provisions of Section 6.3(b) shall nevertheless apply to such Transfer. The Brookfield Member shall control all aspects of the sale process associated with any such Transfer pursuant to this Section 6.3(d), subject to Section 5.3(a)(ii) of the JV Company LLC Agreement, as applied to such Transfer mutatis mutandis.

Section 6.4 Brookfield Member Tag-Along Right. In the event that the GATX Group proposes to effect a Transfer of all of the Subject Securities held by the GATX Group to a Third Party transferee in accordance with this Agreement or the JV Company LLC Agreement (the “Tag-Along Buyer”) (such Transfer, a “Tag-Along Sale”), then the GATX Member shall give the Brookfield Member written notice (a “Tag-Along Notice”) of such proposed Transfer concurrently with its delivery of the ROFO Notice pursuant to Section 6.3, setting forth (i) the purchase price, (ii) the identity of the Tag-Along Buyer, (iii) any other material terms and conditions of the proposed Transfer and (iv) the intended dates on which the applicable members of the GATX Group will enter into a definitive agreement in respect of such proposed Transfer and consummate such proposed Transfer and the procedures set forth in Section 5.4(b) through Section 5.4(e) of the JV Company LLC Agreement shall apply to such Transfer of Subject Securities and any outstanding Blocker Member Loans of the Transferring Party mutatis mutandis.

Section 6.5 Drag-Along Rights.Notwithstanding anything to the contrary in this Agreement, beginning on the Drag-Along Commencement Date, the Brookfield Member shall be entitled to sell (or cause the sale of) all of the Subject Securities then held directly or indirectly by the Brookfield Group; provided, that if at any time Make-Up Call Options have been exercised and consummated for all outstanding Expired Call Options, the Brookfield Member’s rights pursuant to this Section 6.5 shall be suspended until the next Drag-Along Commencement Date, if any. In the event that the Brookfield Member intends to effect a sale of all of such Securities pursuant to this Section 6.5 (a “Drag-Along Sale”), then the GATX Member shall be required to Transfer (or cause to be Transferred) all of the Subject Securities held by the GATX Group to the same Third Party buyer (the “Drag-Along Buyer”) (or to such other Affiliate of the Drag-Along Buyer as the Drag-Along Buyer directs) in accordance with the provisions of this Section 6.5 (such right of the Brookfield Member, the “Drag-Along Right”). Any exercise by the Brookfield Member of its Drag-Along Right shall be subject to Sections 5.5(b) through Section 5.5(j) of the JV Company LLC Agreement, which shall apply to such Transfer of Subject Securities and any outstanding Blocker Member Loans of the Transferring Party mutatis mutandis.

Section 6.6 Preemptive Rights.

(a) The Company hereby grants to each Member the right to purchase such Member’s Preemptive Right Share of all (or any part) of any New Company Securities that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”). In the event the Company proposes to undertake an issuance of New Company Securities (in a single transaction or a series of related transactions), the Company shall give to each Member written notice of its intention to issue New Company Securities (the “Preemptive Right Participation Notice”), describing the amount and type of New Company Securities, the cash purchase price and the general terms upon which it proposes to issue such New Company Securities. Each Member shall have ten (10) Business Days from the date of its receipt of any such Preemptive Right Participation Notice (the “Preemptive Right Notice Period”) to agree in writing to purchase for cash up to such Member’s Preemptive Right Share of such New Company Securities for the price and upon the terms and conditions specified in the Preemptive Right Participation Notice by giving written notice to the Company and stating therein the quantity of New Company Securities to be purchased (not to exceed such Member’s Preemptive Right Share). If any Member fails to so respond in writing within the Preemptive Right Notice Period, then such Member shall forfeit the right hereunder to purchase its Preemptive Right Share of such New Company Securities.

(b) If a Member does not exercise its Preemptive Right or elects to purchase less than all of its Preemptive Right Share (in each case, the “Outstanding Preemptive Right Share”), the Company shall notify the other Member(s) within three (3) Business Days of the expiration of the Preemptive Right Notice Period (the “Outstanding Preemptive Right Share Notice”). The other Member(s) shall have the right to purchase their pro rata share of the amount of any Outstanding Preemptive Right Share on the same terms and conditions as specified in the Preemptive Right Participation Notice. Each such other Member shall have five (5) Business Days from the date of receipt of the Outstanding Preemptive Right Share Notice to agree in writing to purchase in cash such Member’s pro rata share of the Outstanding Preemptive Right Share.

(c) Subject to obtaining the requisite authorization, approval or consent of any Governmental Body, the closing of any purchase by any Member pursuant to this Section 6.6 shall be consummated concurrently with the consummation of the issuance or sale described in the Preemptive Right Participation Notice. The Company shall be free to complete the proposed issuance or sale of New Company Securities described in the Preemptive Right Participation Notice with respect to any New Company Securities not elected to be purchased pursuant to this Section 6.6 in accordance with the terms and conditions set forth in the Preemptive Right Participation Notice.

ARTICLE VII

BOOKS AND RECORDS

Section 7.1 Books and Records.

(a) The Managing Member shall cause the Company to keep and maintain books and records of accounts, Tax Returns, financial information and all matters pertaining to the Company and its Subsidiaries at the principal offices and place of business of the Company in a commercially reasonable manner. Each Member (other than any Defaulting Member under the JV Company LLC Agreement) and its duly authorized Representatives shall have the right to, at reasonable times during normal business hours, upon reasonable notice, under supervision of the Company’s personnel and in such a manner as to not unreasonably interfere with the normal operations of any member of the Company Group (i) visit and inspect the books and records of the Company Group, and, at its expense, make copies of and take extracts from any books and records of the Company Group and (ii) meet and consult with officers, other managers of the Company Group and Representatives of the Company Group regarding their businesses and activities. Each Member shall reimburse the Company for all documented out-of-pocket costs and expenses incurred by the Company in connection with such Member’s exercise of its inspection and information rights pursuant to this Section 7.1.

(b) The books of the Company, for financial reporting purposes, shall each be kept in accordance with GAAP. Each Member may report the transactions contemplated hereby for financial accounting purposes in such manner as the Member and its accountants may reasonably determine in good faith to be appropriate.

Section 7.2 Compliance with Laws.

(a) The Company shall not, and shall cause its Subsidiaries and Representatives not to, in the course of their actions for, or on behalf of, any Member of the Company Group:

(i) offer, promise, provide or authorize the provision of, or request, accept or agree to accept any money, property, contribution, gift, entertainment or other thing of value, directly or indirectly, to or from any government official or Person, to unlawfully influence official action or secure an improper advantage, or to unlawfully encourage the recipient to improperly influence or affect any act or decision of any Governmental Body, in each case, in order to assist any member of the Company Group in obtaining or retaining business, or otherwise act in violation of any applicable Anti-Corruption Laws;

(ii) violate any applicable Anti-Money Laundering Laws;

(iii) engage in any unlawful dealings or transactions with or for the benefit of any Sanctioned Person or otherwise violate Sanctions; or

(iv) violate any applicable FDI Law.

(b) The Company shall promptly notify the Members of (i) any allegations of misconduct by any member of the Company Group or any actions, suits or proceedings by or before any Governmental Body to which any member of the Company Group becomes a party, or to which the Company becomes aware that any Representative of the Company Group (in relation to such Representative’s actions for, or on behalf of, any member of the Company Group) is a party, in each case, relating to any breach or suspected breach of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions or FDI Laws or (ii) any fact or circumstances of which it becomes aware that would reasonably be expected to result in a breach of this Section 7.2.

(c) The Company and its Subsidiaries have implemented and maintain, and will continue to implement and maintain, policies and procedures and a system of internal controls to ensure compliance by the Company, its Subsidiaries, their respective directors, officers, employees and agents (in their capacity as such) and Affiliates with Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions and FDI Laws.

(d) Each Member shall, and shall use its commercially reasonable efforts to procure that its Representatives in the course of their actions for, or on behalf of, such Member or its Affiliates, comply in all respects with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and FDI Laws applicable to such Persons.

Section 7.3 Confidentiality.

(a) Each Member shall, and shall cause its Representatives to, keep confidential and not divulge any information (including all budgets, business plans and analyses) concerning the Company and its Subsidiaries, including their respective assets, business, operations, financial condition and prospects (“Confidential Information”), and to use such Confidential Information only in connection with the operation of the Company and its Subsidiaries or such Member’s administration of its investment in the Company or, in the case of Manager (as defined in the Management Services Agreement), to fulfill obligations under, and perform the duties contemplated by, the Management Services Agreement; provided that nothing herein shall prevent any Member from disclosing such Confidential Information (i) upon the Order of any court or administrative agency, (ii) upon the request or demand of any Governmental Body having jurisdiction over such party, (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (iv) to the other Parties, (v) in connection with a Tax matter, (vi) to such Member’s Representatives that in the reasonable judgment of such Party need to know such Confidential Information or (vii) to any potential Permitted Transferee in connection with a proposed Transfer of Units from a Member so long as such transferee agrees to be bound by the provisions of this Section 7.3 as if a Member; provided, further, that in the case of clauses (i), (ii) or (iii), such Member shall, to the extent legally permissible, notify the other Parties of the proposed disclosure as far in advance of such disclosure as practicable and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment, when and if available.

(b) Notwithstanding anything to the contrary set forth herein, Brookfield Member shall be entitled to disclose Confidential Information to the Brookfield Group and their respective equity holders, managers, officers, directors, trustees, partners, employees, agents, accountants, representatives, professional consultants, potential or existing lenders and potential or existing investors or purchasers on a need-to-know-basis (which may include providing reports to such Persons in the ordinary course of business), subject to the following:

(i) Brookfield Member shall inform any Person that receives Confidential Information pursuant to this Section 7.3(b) that such information is confidential and instruct such Person (A) to keep such Confidential Information confidential, (B) not to disclose Confidential Information to any Third Party (other than those Persons to whom such Confidential Information has already been disclosed in accordance with the terms of this Agreement) and (C) not to use such Confidential Information for any purpose other than as contemplated by Section 7.5(a);

(ii) Brookfield Member shall not disclose Confidential Information to the extent relating to businesses of GATX Member and its Affiliates (other than the business of the Company Group) to any Person other than Directors of the board of the JV Company appointed by the Company and employees of Brookfield Infrastructure Group LLC who need to know such Confidential Information; and

(iii) Brookfield Member shall not disclose any Confidential Information to any other portfolio company of the Brookfield Group; provided, however, that in no event shall any portfolio company of the Brookfield Group be deemed to have been provided with access to Confidential Information solely as a result of any employee of the Brookfield Group acting as a director, board observer, or board committee member of such portfolio company (such employee, a “Dual Hat Person”) so long as such employee does not provide any Confidential Information to the other directors, officers or employees of such portfolio companies (other than another Dual Hat Person) and such Dual Hat Person does not use any Confidential Information in any way in their capacity as the director, board observer, or board committee member of such portfolio companies; provided, however, that nothing in this Section 7.3(b)(iii) shall be deemed to authorize any director to be a Dual Hat Person if acting in such capacity would constitute a violation of Antitrust Law.

(c) The restrictions in Section 7.3(a) shall not apply to information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Member or any of its Representatives in violation of this Agreement, (ii) is or becomes available to a Member or any of its Representatives on a non-confidential basis prior to its disclosure to the receiving Member and any of its Representatives, (iii) is or has been independently developed or conceived by such Member or its Affiliates without use of the Company’s or any of its Subsidiaries’ Confidential Information or (iv) becomes available to the receiving Member or any of its Representatives on a non-confidential basis from a source other than the Company or any of its Subsidiaries, any other Party or any of their respective Representatives; provided that such source is not known by the recipient of the information to be bound by a confidentiality agreement with the disclosing party or any of its Representatives.

(d) Each Party shall inform any Representatives to whom it provides Confidential Information that such information is confidential and instruct them (i) to keep such Confidential Information confidential and (ii) not to disclose Confidential Information to any Third Party (other than those Persons to whom such Confidential Information has already been disclosed in accordance with the terms of this Agreement). The disclosing Party shall be responsible for any breach of this Section 7.3 by the Person to whom the Confidential Information is disclosed.

(e) The restrictions in Section 7.3(a) shall not restrict any Member and its Affiliates from disclosing any Confidential Information required to be disclosed under applicable securities Laws or the rules of any stock exchange on which any of their securities are traded.

(f) Notwithstanding anything herein to the contrary, the provisions of this Section 7.3 shall survive the termination of this Agreement for a period of three (3) years and, with respect to each Member, shall survive for a period of three (3) years following the date on which such Member is no longer a Member. The provisions of this Section 7.3 shall supersede the provisions of any non-disclosure agreements entered into by the Company (or its Affiliates) and any of the Members (or their respective Affiliates) with respect to the transactions contemplated hereby prior to the Effective Date.

Section 7.4 Expenses.

(a) Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of Representatives and other Advisors, incurred in connection with this Agreement and with the continuing relationship between the Company and its Members, and among any of them, shall be paid for by the Party incurring such costs and expenses.

(b) The Managing Member shall be responsible for one hundred percent (100%) of the administrative costs and expenses incurred by the Company in connection with its business and operations.

Section 7.5 Related Party Transactions. In the event the Company or a Member becomes aware of any material breach or material default by a Member or its Affiliates or any member of the Company Group under any Related Party Transaction (a “Related Party Transaction Default”), the Company or such Member, as applicable, shall promptly, but in any event within five (5) Business Days after becoming aware of such Related Party Transaction Default, send a written notice (a “Related Party Transaction Default Notice”) to the Members and the Company, if applicable, setting forth in reasonable detail the nature of such Related Party Transaction Default and the reasonable estimate of the current and future anticipated losses associated with such Related Party Transaction Default with supporting calculations (to the extent feasible to make a reasonable estimate at such time). After delivery of such Related Party Transaction Default Notice to the Members, the Company (and, if the Company did not provide the Related Party Transaction Default Notice, the applicable Member) shall promptly provide the Member that is not affiliated with such Related Party Transaction with any additional information reasonably requested by such Member relating to the Related Party Transaction Default. The defaulting party under such Related Party Transaction shall have thirty (30) days to fully cure any monetary or non-monetary Related Party Transaction Default, subject to and consistent with applicable Law. In the event that any material alleged Related Party Transaction Default is not timely cured in accordance with the preceding sentence, the Member that is not affiliated with the applicable Related Party Transaction shall have the sole right to cause the Company and its Subsidiaries to take, or refrain from taking, any actions in connection with the enforcement of or compliance with the rights or obligations of the Company or any of its Subsidiaries under the terms of the applicable Related Party Transaction, including the commencement of any action, suit, proceeding or other action on behalf of the Company or any of its Subsidiaries.

Section 7.6 Tax and Accounting Period. For Tax and accounting purposes, the Company shall use the calendar year as the applicable reporting period unless the JV Company uses a different period pursuant to the terms of the JV Company LLC Agreement, in which case the Company shall use the same reporting period as the JV Company to the extent permitted by applicable Law.

ARTICLE VIII

LIABILITY; EXCULPATION; INDEMNIFICATION

Section 8.1 Liability; Member Duties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person. Except as expressly set forth in this Agreement, each Member acknowledges and agrees that to the fullest extent permitted by Law, no Covered Person shall owe any fiduciary or similar duty to the Company or its Members or any other Person and that each Member, in its capacity as a Member, may decide or determine any matter subject to the approval of such Member pursuant to any provision of this Agreement in the sole and absolute discretion of such Member, and in making such decision or determination such Member shall have no duty, fiduciary or otherwise, to any other Member or to the Company Group, it being the intent of all Members that such Member, in its capacity as a Member, has the right to make such determination solely on the basis of its own interests.

Section 8.2 Exculpation. To the fullest extent permitted by applicable Law, no Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s fraud, gross negligence or willful misconduct.

Section 8.3 Indemnification. The Company shall indemnify, defend and hold harmless any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suits or proceedings by reason of the fact that such Person is or was an Officer, or is or was an Officer serving at the request of the Company as a director, officer or agent of another limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, settlements, penalties and fines actually and reasonably incurred by him or her in connection with the defense or settlement of such, action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; and, with respect to any criminal action or proceeding, either he or she had reasonable cause to believe such conduct was lawful or no reasonable cause to believe such conduct was unlawful; provided, that, in each case, a Person shall only be entitled to indemnification under this Section 8.3 to the extent such Person’s conduct did not constitute fraud, willful misconduct or gross negligence.

Section 8.4 Authorization. To the extent that such present or former Officer has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 8.3, or in the defense of any claim, issue or matter therein, the Company shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Any other indemnification under Section 8.3 shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the present or former Officer is permissible in the circumstances because such present or former Officer has met the applicable standard of conduct. Such determination shall be made, with respect to a Person who is an Officer at the time of such determination, (a) by independent legal counsel in a written opinion or (b) by the Members. Such determination shall be made, with respect to former Officer, by any Person or Persons having the authority to act on the matter on behalf of the Company.

Section 8.5 Advancement of Expenses. Expenses (including reasonable attorneys’ fees) incurred by the present or former Officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company as authorized in the specific case in the same manner described in Section 8.4, upon receipt of a written affirmation of the present or former Officer that he or she has met the standard of conduct described in Section 8.3 and upon receipt of a written undertaking by or on behalf of him or her to repay such amount if it shall ultimately be determined that he or she did not meet the standard of conduct, and a determination is made that the facts then known to those making the determination shall not preclude indemnification under this Article VIII.

Section 8.6 Non-Exclusive Provisions. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Section 8.7 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an Officer and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8.8 Limitations. Notwithstanding anything contained in this Article VIII to the contrary, the Company shall not be obligated to indemnify any Officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Members.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

Section 9.1 Members Representations and Warranties. Each Member hereby represents and warrants, severally and not jointly, to the Company and to the other Member as follows:

(a) such Member is a company duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, as applicable, with full power and authority to enter into this Agreement and perform all of its obligations hereunder;

(b) the execution and delivery of this Agreement by such Member, and the performance by such Member of its obligations hereunder, have been duly and validly authorized by all requisite action by such Member, and no other proceedings on the part of such Member are necessary to authorize the execution, delivery or performance of this Agreement by such Member;

(c) this Agreement has been duly and validly executed and delivered by such Member, and, assuming that this Agreement is a valid and binding obligation of the other Parties, this Agreement constitutes a valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as limited by the application of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other Laws relating to or affecting creditors’ rights or general principles of equity;

(d) the execution and delivery by such Member of this Agreement, and the performance by such Member of its obligations hereunder, does not (i) violate or breach its Organizational Documents, (ii) violate any applicable Law to which such Member is subject or by which any of its assets are bound, or (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under any Contract to which such Member is a party or by which any of its assets are bound;

(e) such Member is, and, to the knowledge of such Member, its employees and agents (in their capacity as such) are, in compliance with all Anti-Corruption Laws and Anti-Money Laundering Laws applicable to such Member; and

(f) such Member is not, and, to the knowledge of such Member, its employees and agents (in their capacity as such) and Affiliates are not, the subject of any investigation, inquiry, complaint, claim or enforcement proceedings by any Governmental Body or any other source regarding any offense or alleged offense under any anti-terrorism laws, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, and no such investigation, inquiry, complaint, claim or proceeding is pending or has been threatened in writing, and such Member is not aware of any circumstances that may lead to such an investigation, inquiry, complaint, claim or enforcement proceeding.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted by electronic mail (unless if transmitted after 5:00 p.m. Eastern time or other than on a Business Day, then on the next Business Day) to the address specified below in which case such notice shall be deemed to have been given when the recipient transmits manual written acknowledgment of successful receipt, which the recipient shall have an affirmative duty to furnish promptly after successful receipt, (c) when sent by internationally recognized courier in which case it shall be deemed to have been given at the time of actual recorded delivery, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, to the respective Party at the number, electronic mail address or street address, as applicable, set forth below, or at such other number, electronic mail address or street address as such Party may specify by written notice to the other Parties.

Notices to the Brookfield Member:

Michigan U.S. Holdings LP

c/o Brookfield Infrastructure Group

Brookfield Place

181 Bay Street Suite 300

Toronto, Ontario M5J 2T3

Attention: Keir Hunt

Email: keir.hunt@brookfield.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

835 Texas Avenue Suite 2300

Houston, Texas 77002

Attention: Eric C. Otness; Ralph E. Perez

Email: eric.otness@skadden.com; ralph.perez@skadden.com

Notices to the GATX Member

GATX Corporation

233 S. Wacker Drive

Chicago, IL 60606

Attention: GATX Contract Administration

Email: ContractTeam@gatx.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attention: William R. Kucera

Email: wkucera@mayerbrown.com

Notices to the Company:

GABX Leasing Holding LLC

c/o Brookfield Infrastructure Group

Brookfield Place

181 Bay Street Suite 300

Toronto, Ontario M5J 2T3

Attention: Keir Hunt

Email: keir.hunt@brookfield.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

835 Texas Avenue Suite 2300

Houston, Texas 77002

Attention: Eric C. Otness; Ralph E. Perez

Email: eric.otness@skadden.com; ralph.perez@skadden.com

Section 10.2 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that no Member, nor the Company, shall purport to assign or Transfer all or any of its rights or obligations under this Agreement nor grant, declare, create or dispose of any right or interest in this Agreement in whole or in part except with respect to a Transfer in accordance with the terms of this Agreement, and any attempted or purported assignment hereof not in accordance with the terms hereof shall be void ab initio.

Section 10.3 Waiver of Partition. Each Member hereby waives any right to partition of the Company property.

Section 10.4 Further Assurances. From and after the Effective Date, from time to time, as and when requested by any Party and at such Party’s expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting Party may reasonably deem necessary or desirable to carry out the purposes and intent of this Agreement.

Section 10.5 Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement; provided, that (a) Covered Persons are express third party beneficiaries of Article VIII and (b) Brookfield Infrastructure Group LLC and its Affiliates shall be express third party beneficiaries of Section 5.5(b) of the JV Company LLC Agreement, as applied to a Drag Along Sale mutatis mutandis pursuant to Section 6.5.

Section 10.6 Parties in Interest. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors, legal representatives and permitted assigns.

Section 10.7 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and, to the extent permitted and possible, any invalid, void or unenforceable term shall be deemed replaced by a term that is valid and enforceable and that comes closest to expressing the intention of such invalid, void or unenforceable term.

Section 10.8 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

Section 10.9 Complete Agreement. This Agreement (including any schedules thereto), together with the other agreements between and among the Parties and their Affiliates referenced herein, constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersedes any prior understandings, agreements or representations by or among the Parties hereto or Affiliates thereof, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 10.10 Amendment; Waiver. Neither this Agreement nor any other Organizational Document of the Company may be amended (whether by merger or otherwise) except in a written instrument signed by each of the Brookfield Member and the GATX Member pursuant to Section 2.2(a)(i), except for amendments or revisions to Schedule 2 contemplated in connection with Section 1.7(e) or otherwise made by the Managing Member solely to reflect information regarding Members or the Transfer of Units made in accordance with the terms of this Agreement. Any failure or delay on the part of any Party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder or otherwise available at law or in equity.

Section 10.11 Governing Law. This Agreement, and any claim, action, suit, investigation or proceeding of any kind whatsoever, including a counterclaim, cross-claim or defense, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, that may be based upon, arising out of or related to this Agreement or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State without regards to conflicts of law principles of the State of Delaware or any other jurisdiction that would cause the Laws of any jurisdiction other than the State of Delaware to apply.

Section 10.12 Specific Performance. The Parties agree that irreparable damage, for which monetary relief, even if available, shall not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that (a) the Parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance and other equitable relief is an integral part of this Agreement and the business and legal understandings between the Members with respect to the Company, and without that right, none of the Members would have entered into this Agreement. The Parties acknowledge and agree that any Party pursuing an injunction or injunctions or other Order to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.12 shall not be required to provide any bond or other security in connection with any such Order. The remedies available to the Parties pursuant to this Section 10.12 shall be in addition to any other remedy to which they may be entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit any Party from seeking to collect or collecting damages. Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 10.13 Arbitration.

(a) With the exception only of any proceeding seeking interim or provisional relief in order to protect the rights or property of a Party which a Party may elect to pursue in court, all claims or disputes arising out of or relating to this Agreement, not amicably resolved between the Parties shall be finally settled by binding arbitration upon demand by a Party. Such arbitration shall be administered by the International Chamber of Commerce (the “ICC”) utilizing the Rules of Arbitration of the ICC in effect as of the date the arbitration is commenced. The arbitration shall be conducted before a single arbitrator, if the Parties can agree on the one arbitrator. If the Parties cannot agree on a single arbitrator, there shall be a panel of three arbitrators with one chosen by each Member and the third arbitrator selected by the two Members-appointed arbitrators. If a Party fails to appoint an arbitrator within thirty (30) days following a written request by another Party to do so or if the two party-appointed arbitrators fail to agree upon the selection of a third arbitrator, as applicable, within thirty (30) days following their appointment, the additional arbitrator shall be selected by the ICC pursuant to its applicable procedures. Each arbitrator shall be disinterested and have at least twenty (20) years of experience with commercial matters. The arbitrator(s) shall have the power to award any appropriate remedy consistent with the objectives of the arbitration and subject to, and consistent with, all Laws applicable to the Company and its Subsidiaries (including, for the avoidance of doubt, the necessity of obtaining any requisite authorization, approval or consent of any Governmental Body necessary to implement the appropriate remedy). The decision of the one arbitrator or, if applicable, the majority of the three arbitrators, which shall be in writing and state the reasons upon which the aware rests, shall be final and binding upon the Parties (subject only to limited review as required by applicable Law). Judgment upon the award of the arbitrator(s) may be entered in any court of competent jurisdiction or otherwise enforced in any jurisdiction in any manner provided by applicable Law. The losing Party shall pay the prevailing Party’s attorney’s fees and costs and the costs associated with the arbitration, including expert fees and costs and the arbitrators’ fees and costs; provided, however, that each Party shall bear its own fees and costs until the arbitrator(s) determine which, if any, Party is the prevailing Party and the amount that is due to such prevailing Party. The arbitration proceedings shall take place in Chicago, Illinois and, for the avoidance of doubt, the arbitration proceedings shall be conducted in the English language.

(b) All discussions, negotiations and proceedings under this Section 10.13, and all evidence given or discovered pursuant hereto, will be maintained in strict confidence by all Parties, except where disclosure is required by applicable Law, necessary to comply with any legal requirements of such Party or necessary or advisable in order for a Party to assert any legal rights or remedies, including the filing of a complaint with a court or, based on the advice of counsel, such disclosure is determined to be necessary or advisable under applicable securities Laws or the rules of any stock exchange on which any of such Party’s securities are traded. Disclosure of the existence of any arbitration or of any award rendered therein may be made as part of any action in court for interim or provisional relief or to confirm or enforce such award.

(c) Any settlement discussions occurring and negotiating positions taken by any Party in connection with the procedures under this Section 10.13 will be subject to Rule 408 of the Federal Rules of Civil Procedure and any equivalent State rule and shall not be admissible as evidence in any proceeding relating to the subject matter of this Agreement.

Section 10.14 Counterparts. This Agreement may be executed in counterparts, and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

Section 10.15 Definitions. As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings set forth on Schedule 1.

Section 10.16 Other Definitional Provisions. The following shall apply to this Agreement:

(a) Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement shall control.

(b) The terms “hereof,” “herein” and “hereunder” and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, schedule and exhibit references contained in this Agreement are references to sections, clauses, schedules and exhibits in or to this Agreement, unless otherwise specified.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Where the context permits, the use of the term “or” shall be equivalent to the use of the term “and/or.”

(d) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a day other than a Business Day, the period in question shall end on the next succeeding Business Day. In addition, notwithstanding any deadline for payment, performance, notice or election under this Agreement, if such deadline falls on a date that is not a Business Day, then the deadline for such payment, performance, notice or election will be extended to the next succeeding Business Day.

(e) Words denoting any gender shall include all genders, including the neutral gender. All definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or the plural, and correlative forms of defined terms have corresponding meanings.

(f) The word “will” will be construed to have the same meaning and effect as the word “shall.” The words “shall,” “will,” or “agree(s)” are mandatory, and “may” is permissive.

(g) All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

(h) All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.

(i) Any reference to any Contract shall be a reference to such agreement or Contract, as amended, amended and restated, modified, supplemented or waived.

(j) Any reference to any particular Code section or any Law shall be interpreted to include any amendment to, revision of or successor to that section or Law regardless of how it is numbered or classified; provided, that, for the purposes of the representations and warranties contained herein, with respect to any violation of or non-compliance with, or alleged violation of or non-compliance, with any Code section or Law, the reference to such Code section or Law means such Code section or Law as in effect at the time of such violation or non-compliance or alleged violation or non-compliance.

(k) For all purposes of this Agreement (including the determination of a Unit Percentage), such Member and its Permitted Transferees (as long as they remain such) shall be deemed to be, and shall be treated as, one and the same Member.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

COMPANY:

GABX LEASING HOLDING LLC

By:	/s/ Fred Day
Name: Fred Day
Title: President

[Signature Page to GABX Leasing Holding LLC A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

BROOKFIELD MEMBER:

MICHIGAN U.S. HOLDINGS LP

BY: BROOKFIELD INFRASTRUCTURE FUND V GP LLC, ITS GENERAL PARTNER

BY: BROOKFIELD INFRASTRUCTURE FUND V OFFICER GP LLC, ITS SOLE MEMBER

By:	/s/ Fred Day
Name: Fred Day
Title: Managing Director

[Signature Page to GABX Leasing Holding LLC A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

GATX MEMBER:

GATX CORPORATION

By:	/s/ Robert Lyons
Name: Robert Lyons
Title: President and Chief Executive Officer

[Signature Page to GABX Leasing Holding LLC A&R Limited Liability Company Agreement]

EXHIBIT A

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this “Agreement”), is made and entered into this [•] day of [•], 202[•], by and between Michigan U.S. Holdings LP, a Delaware limited partnership (“Seller”) and GABX Leasing Holding LLC, a Delaware limited liability company (the “Company”). Seller and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meanings given to them in Company LLC Agreement.

RECITALS

WHEREAS, Seller and GATX Member have entered into that certain Amended & Restated Limited Liability Company Agreement of the Company, dated [•], 202[•] (the “Company LLC Agreement”);

WHEREAS, pursuant to Section 5.5 of the Company LLC Agreement, the Company desires to purchase and redeem, and Seller desires to sell and transfer to the Company, [•] Units1 owned by Seller (the “Redemption Units”), free and clear of all liens, in exchange for the Brookfield Asset Disposition Amount (such transaction, the “Redemption”).

NOW, THEREFORE, in consideration of the following covenants, agreements and conditions, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Redemption. On the terms and subject to the conditions of this Agreement, the Company hereby purchases and redeems from Seller, and Seller hereby sells and transfers to the Company, the Redemption Units, free and clear of all liens, mortgages, pledges, claims, charges, options, community property interests, or other restrictions or encumbrances, legal or equitable, or of any other kind whatsoever, including any restriction on voting, transfer, receipt of income or exercise of any other attribute of ownership (collectively, “Encumbrances”), in exchange for the payment by the Company to Seller of the aggregate Brookfield Asset Disposition Amount with respect to the applicable Asset Disposition.

Section 2. Termination of Rights. Effective as of the date hereof, Seller shall have no ownership interest in the Company with respect to the Redemption Units and shall not be entitled to any further distributions, allocations, payments, or other rights whatsoever (including, for the avoidance of doubt, any rights to tax distributions) in respect of or in connection with the Redemption Units (regardless of whether such distributions, allocations, payments or other rights are attributable to income or other assets earned before, on, or after the redemption set forth in Section 1) and all of the Redemption Units are hereby terminated, cancelled and forfeited and shall have no further force or effect from and after the date hereof.

[1]

Note to Draft: Pursuant to Section 5.5(a) of the LLC Agreement, for each Asset Disposition Redemption, the number of Units (rounded to the nearest hundredth of a Unit) shall be equal to: (i) the Brookfield Asset Disposition Amount divided by (ii) the Current Asset Disposition Redemption Price.

Section 3. Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place contemporaneously with the execution and delivery of this Agreement.

Section 4. Representations and Warranties of Seller. Seller hereby represents and warrants to the Company as follows:

(a) Organization and Authorization of Seller. Seller is validly existing and in good standing under the Laws of its jurisdiction of incorporation. Seller has all requisite limited partnership power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement have been validly authorized by all necessary limited partnership action by Seller and, if applicable, its members. Seller has validly executed and delivered this Agreement. This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, subject to limitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar Laws relating to or affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

(b) Ownership of Redemption Units. Seller owns, beneficially and of record, and has good and valid title to all of the Units reflected on Schedule 2 of the [Amended and Restated] Limited Liability Company Agreement of the Company. Upon delivery to the Company at the closing of the transactions contemplated by this Agreement of the Redemption Units, pursuant to an instrument of transfer executed by Seller, and upon Seller’s receipt of the Purchase Price, the Company will acquire good and valid title to all of the Redemption Units, free and clear of any lien or encumbrance (other than restrictions on transfer imposed under applicable securities Laws). The Redemption Units (i) have been duly authorized, (ii) are validly issued, fully-paid, and non-assessable, and (iii) were not issued in violation of any preemptive right, subscription right, right of first refusal, or applicable Law.

(c) No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the organizational documents of Seller; (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation binding on, or applicable to, Seller or any of its properties or assets, except where the violation or conflict would not prevent or delay the consummation by Seller of the transactions contemplated by this Agreement on a timely basis; (iii) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller or any of its properties or assets are bound, except where the violation or conflict would not prevent or delay the consummation by Seller of the transactions contemplated by this Agreement on a timely basis; or (iv) result in the creation or imposition of any lien or encumbrance on the Redemption Units.

(d) Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation of any nature pending or, to the knowledge of Seller, threatened in writing against the Redemption Units pursuant to in rem jurisdiction or against or by Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 5. Representations and Warranties of the Company. The Company hereby represents and warrants to Seller as follows:

(a) Organization and Authorization of the Company. The Company is validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Company has all requisite limited liability company power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been validly authorized by all necessary limited liability company action by the Company and, if applicable, its members. The Company has validly executed and delivered this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to limitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar Laws relating to or affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

(b) No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the organizational documents of the Company; (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation binding on, or applicable to, the Company or any of its properties or assets, except where the violation or conflict would not prevent or delay the consummation by the Company of the transactions contemplated by this Agreement on a timely basis; (iii) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which the Company or any of its properties or assets are bound, except where the violation or conflict would not prevent or delay the consummation by the Company of the transactions contemplated by this Agreement on a timely basis; or (iv) result in the creation or imposition of any lien or encumbrance on the properties or assets of the Company.

(c) Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation of any nature pending or, to the knowledge of the Company, threatened in writing against or by the Company that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 6. Governing Law. This Agreement, and any claim, action, suit, investigation or proceeding of any kind whatsoever, including a counterclaim, cross-claim or defense, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, that may be based upon, arising out of or related to this Agreement or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements executed and performed entirely within such State without regards to conflicts of law principles of the State of Delaware or any other jurisdiction that would cause the laws of any jurisdiction other than the State of Delaware to apply.

Section 7. Arbitration.

(a) With the exception only of any proceeding seeking interim or provisional relief in order to protect the rights or property of a Party which a Party may elect to pursue in court, all claims or disputes arising out of or relating to this Agreement, not amicably resolved between the Parties shall be finally settled by binding arbitration upon demand by a Party. Such arbitration shall be administered by the International Chamber of Commerce (the “ICC”) utilizing the Rules of Arbitration of the ICC in effect as of the date the arbitration is commenced. The arbitration shall be conducted before a single arbitrator, if the Parties can agree on the one arbitrator. If the Parties cannot agree on a single arbitrator, there shall be a panel of three arbitrators with (x) one chosen by each of Seller and GATX Member and (y) the third arbitrator selected by the two arbitrators appointed pursuant to the immediately foregoing clause (x). If a Party fails to appoint an arbitrator within thirty (30) days following a written request by another Party to do so or if the two party-appointed arbitrators fail to agree upon the selection of a third arbitrator, as applicable, within thirty (30) days following their appointment, the additional arbitrator shall be selected by the ICC pursuant to its applicable procedures. Each arbitrator shall be disinterested and have at least twenty (20) years of experience with commercial matters. The arbitrator(s) shall have the power to award any appropriate remedy consistent with the objectives of the arbitration and subject to, and consistent with, all laws applicable to the Parties (including, for the avoidance of doubt, the necessity of obtaining any requisite authorization, approval or consent of any governmental authority necessary to implement the appropriate remedy). The decision of the one arbitrator or, if applicable, the majority of the three arbitrators, which shall be in writing and state the reasons upon which the award rests, shall be final and binding upon the Parties (subject only to limited review as required by applicable law). Judgment upon the award of the arbitrator(s) may be entered in any court of competent jurisdiction or otherwise enforced in any jurisdiction in any manner provided by applicable law. The losing Party shall pay the prevailing Party’s attorney’s fees and costs and the costs associated with the arbitration, including expert fees and costs and the arbitrators’ fees and costs; provided, however, that each Party shall bear its own fees and costs until the arbitrator(s) determine which, if any, Party is the prevailing Party and the amount that is due to such prevailing Party. The arbitration proceedings shall take place in Chicago, Illinois and, for the avoidance of doubt, the arbitration proceedings shall be conducted in the English language.

(b) All discussions, negotiations and proceedings under this Section 7, and all evidence given or discovered pursuant hereto, will be maintained in strict confidence by all Parties, except where disclosure is required by applicable law, necessary to comply with any legal requirements of such Party or necessary or advisable in order for a Party to assert any legal rights or remedies, including the filing of a complaint with a court or, based on the advice of counsel, such disclosure is determined to be necessary or advisable under applicable securities laws or the rules of any stock exchange on which any of such Party’s securities are traded. Disclosure of the existence of any arbitration or of any award rendered therein may be made as part of any action in court for interim or provisional relief or to confirm or enforce such award.

(c) Any settlement discussions occurring and negotiating positions taken by any Party in connection with the procedures under this Section 7 will be subject to Rule 408 of the Federal Rules of Civil Procedure and any equivalent State rule and shall not be admissible as evidence in any proceeding relating to the subject matter of this Agreement.

Section 8. Counterpart Execution. This Agreement may be executed in counterparts, and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

Section 9. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and, to the extent permitted and possible, any invalid, void or unenforceable term shall be deemed replaced by a term that is valid and enforceable and that comes closest to expressing the intention of such invalid, void or unenforceable term.

Section 10. Further Assurances. In addition to and without limiting the actions specifically provided for elsewhere in this Agreement and subject to the limitations expressly set forth in this Agreement, each Party shall cooperate with the other Parties and use (and shall cause its respective subsidiaries and affiliates to use) commercially reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable law or contractual obligations to consummate and make effective any transactions contemplated by this Agreement.

Section 11. Assignment. This Agreement shall not be assigned (in whole or in part) by any Party (whether by operation of law or otherwise), without the prior written consent of the other Parties. Subject to the immediately preceding sentence, this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the Parties and their permitted successors and assigns. Any attempted assignment hereof not in accordance with the terms of this Section 11 shall be null and void ab initio.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

COMPANY:

GABX LEASING HOLDING LLC

By:
Name:
Title:

[Signature Page to Redemption Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.

SELLER:

MICHIGAN U.S. HOLDINGS LP

By:
Name:
Title:

[Signature Page to Redemption Agreement]

Schedule 1

Definitions

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Advisors” means, with respect to any Person, the accountants, attorneys, consultants, advisors, investment bankers or other representatives of such Person.

“Affiliate” of any particular Person means any other Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by or under common Control with such particular Person; provided, however, that (a) the Company Group shall be deemed not to be an “Affiliate” of GATX Member, Brookfield Member or any of their respective Affiliates, and GATX Member, Brookfield Member and their respective Affiliates shall be deemed not to be an “Affiliate” of the Company and its Subsidiaries, and (ii) that any Person who owns a Unit and their respective Affiliates shall be deemed to be “Affiliates” of the Brookfield Member for purposes of the definition of Transfer, Section 6.2(a), Section 5.4(c) of the JV Company LLC Agreement (as applied to a Drag Along Sale mutatis mutandis pursuant to Section 6.4), and Section 7.3(b), regardless of whether they Control the Brookfield Member.

“Agreement” has the meaning set forth in the preamble.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other Law concerning or relating to bribery or corruption imposed, administered or enforced by any Governmental Body.

“Anti-Money Laundering Laws” means any Law concerning or relating to money laundering, any predicate crime to money laundering or any record keeping, disclosure or reporting requirements related to money laundering imposed, administered or enforced by any Governmental Body.

“Asset Disposition” shall have the meaning given to such term in the JV Company LLC Agreement.

“Asset Disposition Net Proceeds” shall have the meaning given to such term in the JV Company LLC Agreement.

“Asset Disposition Redemption” has the meaning set forth in Section 5.5(a)(ii).

“Asset Disposition Redemption Model” means that certain spreadsheet delivered by Kevin Hillesland to David Joynt on May 29, 2025 at 10:37 a.m. central time.

“Asset Disposition Redemption Units” has the meaning set forth in Section 5.5(a)(ii).

“Blocker Member” has the meaning set forth in the JV Company LLC Agreement.

“Blocker Member Loan” has the meaning set forth in Section 4.2(a).

“Blocker Member Loan Priority” means, with respect to the interest on or principal of any Blocker Member Loan being repaid pursuant to the terms of Section 5.1, the order in which each applicable Blocker Member Loan was made to the Company (with the Blocker Member Loan with the earliest issuance date having first priority, and then the Blocker Member Loan issued on the next earliest date having the next priority, and so on), and if more than one Blocker Member Loan was made at the same time, such application shall be pro rata between and among the holders thereof based upon, as applicable, the relative amounts of (a) accrued but unpaid interest or (b) principal on such Blocker Member Loans.

“Brookfield 100% Distribution Amount” means an amount received by the Company pursuant to any of Sections 4.4(a)(i), 4.4(b)(ii)(2) or 4.4(c)(i) of the JV Company LLC Agreement.

“Brookfield Asset Disposition Amount” has the meaning set forth in Section 5.1(b)(i).

“Brookfield Group” means Brookfield Infrastructure and its Affiliates.

“Brookfield Infrastructure” means Brookfield Infrastructure Group LLC.

“Brookfield Member” has the meaning set forth in the preamble.

“Brookfield Permitted Transferee” means any Person in the Brookfield Group.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions located in New York, New York are authorized by applicable Law to be closed.

“Call Option” has the meaning set forth in the Call Option Agreement.

“Call Option Agreement” has the meaning set forth in the recitals.

“Call Option Closing” has the meaning set forth in the Call Option Agreement.

“Call Option Regulatory Failure Date” has the meaning set forth in the Call Option Agreement.

“Capital Contributions” means, with respect to any Member, the amount of money contributed (or deemed contributed) to the Company with respect to the Units held by such Member.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commingled Distribution” means a distribution from the JV Company to the Company that consists of a distribution pursuant to more than one of Sections 4.4(a), 4.4(b) and 4.4(c) of the JV Company LLC Agreement.

“Company” has the meaning set forth in the preamble.

“Company Group” means the Company and each of its Subsidiaries, collectively.

“Confidential Information” has the meaning set forth in Section 7.3(a).

“Consolidated Percentage Interest” has the meaning set forth in the JV Company LLC Agreement.

“Contract” means any written agreement, arrangement, commitment, indenture, instrument, purchase order, license or other binding agreement.

“Control” (including its correlative meanings, “Controlled by”, “Controlling” and “under common Control with”) means, with respect to any Person, directly or indirectly, (a) the right to elect or appoint a majority of the members of the board of directors (or persons performing a similar function) of such Person, (b) the ability to otherwise exercise a majority of the voting rights in respect of the outstanding voting securities of such Person or (c) the ability to otherwise control (singly and not jointly) the management of such person whether by virtue of the terms of its Organizational Documents, contractual rights or otherwise.

“Covered Person” means any (a) Member, any Affiliate of a Member or any officers, directors, shareholders, partners, members, employees, representatives or agents of a Member or their respective Affiliates or (b) employee, officer or agent of the Company or its Affiliates, in each case to the extent any such Person is acting in such capacity in connection with the business of the Company.

“Current Asset Disposition Redemption Price” means, at any time of determination, (a) if at such time there is any Expired Call Option, the then applicable Make-Up Exercise Price (as determined pursuant to Section 2.5 of the Call Option Agreement) for a Unit subject to the Expired Call Option with the earliest Call Option Expiration Date (as defined in the Call Option Agreement), and (b) if at such time there is no Expired Call Option, then the Unit Exercise Price (as defined in the Call Option Agreement) of the most recently exercised Call Option.

“Defaulting Member” has the meaning set forth in the JV Company LLC Agreement.

“Drag-Along Buyer” has the meaning set forth in Section 6.5.

“Drag-Along Commencement Date” means the later of (x) first date upon which a Call Option becomes an Expired Call Option or (y) with respect to a Call Option the consummation of which is subject to regulatory approval, the Call Option Regulatory Failure Date; provided, that if at any time Make-Up Call Options have been exercised and consummated for all outstanding Expired Call Options, the “Drag-Along Commencement Date” shall mean the next subsequent date (if any) upon which a Call Option becomes an Expired Call Option.

“Drag-Along Right” has the meaning set forth in Section 6.5.

“Drag-Along Sale” has the meaning set forth in Section 6.5.

“Dual Hat Person” has the meaning set forth in Section 7.3(b)(iii).

“Effective Date” has the meaning set forth in the preamble.

“Electing Member” has the meaning set forth in Section 4.2(b).

“Election Amount” has the meaning set forth in the JV Company LLC Agreement.

“Election Notice” has the meaning set forth in the JV Company LLC Agreement.

“Equity Interest” means any equity interest, including any preference shares, whether of the same class or a different class, warrants, options, shareholder loans, loan notes, preferred equity instruments, convertible instruments and other analogous instruments with respect to any equity interests.

“Estimated Tax Payment” has the meaning set forth in Section 5.1(g).

“Event of Dissolution” has the meaning set forth in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expired Call Option” has the meaning set forth in the Call Option Agreement.

“FDI Law” means any Law concerning or relating to foreign investment or national security imposed, administered or enforced by any Governmental Body.

“Fundamental Representations and Warranties” means representations and warranties by the Transferring Party (a) relating to such Transferring Party’s corporate existence, organization, power and authorization, Organizational Documents or contracts, and title to the Subject Securities and (b) that no governmental authorizations, approvals, permits or consents are required for an applicable Transfer, there are no winding-up proceedings threatened or in effect, and there is no conflict with laws in respect of such Transfer.

“Funding Date” has the meaning set forth in Section 4.2(d).

“Funding Request Notice” has the meaning set forth in the JV Company LLC Agreement.

“GAAP” means United States generally accepted accounting principles.

“GATX Consolidated Group” has the meaning set forth in Section Section 5.5(d).

“GATX Group” means the GATX Member and its Affiliates.

“GATX Member” has the meaning set forth in the preamble.

“GATX Permitted Transferee” means any Person in the GATX Group.

“Governmental Body” means any national, foreign, federal, regional, state, local, municipal or other governmental authority of any nature (including any division, department, agency, commission or other regulatory body thereof) and any court or arbitral tribunal.

“ICC” has the meaning set forth in Section 10.13(a).

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money or in respect of any loans or advances, (b) all other indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities (excluding trade accounts payables constituting short term liabilities under GAAP), (c) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all guarantees of the obligations of any other Person, (e) net obligations of such Person under any hedging arrangement, and (f) any accrued interest, premiums and penalties; provided, that when used with respect to the Company, the term Indebtedness shall exclude any Blocker Member Loans.

“Indirect Holder” means, with respect to a Member, any Person that holds Equity Interests directly, or indirectly through another Person, in such Member.

“Initial Capital Contributions” has the meaning set forth in Section 4.1.

“Initial LLC Agreement” has the meaning set forth in the recitals.

“JV Company” means GABX Leasing LLC, a Delaware limited liability company.

“JV Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of JV Company, dated as of [•], 202[•], by and among the Company, GATX Member and JV Company.

“JV Company Member Loan” means “Member Loan”, as such term is defined in the JV Company LLC Agreement.

“JV Company Membership Interests” means “Membership Interest”, as such term is defined in the JV Company LLC Agreement.

“JV Company Securities” means any or all of the direct equity interests (including, for the avoidance of doubt, the JV Company Membership Interests) in the JV Company, including any preference shares, whether of the same class or a different class, warrants, options, shareholder loans, loan notes, preferred equity instruments, convertible instruments and other analogous instruments with respect to equity interests in the JV Company.

“Law” means any (a) law (statutory, common, or otherwise), rule, regulation, code or ordinance enacted, adopted, promulgated or applied by any Governmental Body and (b) any other Order.

“Lien” means all liens, mortgages, deeds of trust, pledges, security interests, charges, claims, proxy, voting trust or transfer restriction under any stockholder or similar agreement.

“Lock-Up Period” has the meaning set forth in the JV Company LLC Agreement.

“Make-Up Call Option” shall have the meaning set forth in the Call Option Agreement.

“Make-Up Call Option Window” has the meaning set forth in the JV Company LLC Agreement.

“Management Services Agreement” shall have the meaning set forth in the JV Company LLC Agreement.

“Managing Member” has the meaning set forth in Section 2.1(a).

“Member” means each of the Brookfield Member and the GATX Member, and any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company that owns Units.

“Member Approval Matters” has the meaning set forth in Section 2.2(a).

“Minimum Required Drag-Along Price” has the meaning set forth in the JV Company LLC Agreement.

“New Company Securities” means, other than Blocker Member Loans, any Units or other direct equity interests in the Company issued or contemplated to be issued after the Effective Date.

“Non-Transferring Member” has the meaning set forth in Section 6.3(a).

“Order” means any judgment, order, injunction, decree, ruling, writ or arbitration award of any Governmental Body or any arbitrator.

“Organizational Documents” means, (a) with respect to any corporation, its articles or certificate of incorporation, memorandum or articles of association and bylaws or documents of similar substance, (b) with respect to any limited liability company, its articles of association, articles of organization or certificate of organization, formation or association and its operating agreement or limited liability company agreement or documents of similar substance, (c) with respect to any limited partnership, its certificate of limited partnership and partnership agreement or documents of similar substance and (d) with respect to any other entity, documents of similar substance to any of the foregoing documents contemplated by the foregoing clauses (a) through (c).

“Outstanding Preemptive Right Share” has the meaning set forth in Section 6.6(b).

“Outstanding Preemptive Right Share Notice” has the meaning set forth in Section 6.6(b).

“Party” has the meaning set forth in the preamble.

“Permitted Transferee” means a GATX Permitted Transferee or Brookfield Permitted Transferee, as the context requires.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Body.

“Preemptive Right” has the meaning set forth in Section 6.6(a).

“Preemptive Right Notice Period” has the meaning set forth in Section 6.6(a).

“Preemptive Right Participation Notice” has the meaning set forth in Section 6.6(a).

“Preemptive Right Share” means a ratio of (a) the number of Units held by such Member with Preemptive Rights, to (b) the total number of Units then outstanding immediately prior to the issuance of New Company Securities giving rise to the Preemptive Rights.

“Purpose” has the meaning set forth in Section 1.4.

“Redemption Regulatory Approval” has the meaning set forth in Section 5.5(b).

“Redemption Regulatory Failure Date” means, with respect to any Asset Disposition Redemption that is subject to a Redemption Regulatory Approval, the date that is six (6) months after the related Asset Disposition Call Option Expiration Date for such Call Option if a Call Option Closing with respect to such Call Option has not then occurred.

“Related Party Transaction” means any transaction between the Company or any of its Subsidiaries, on the one hand, and the GATX Member or the Brookfield Member or any of their respective Affiliates, on the other hand.

“Related Party Transaction Default” has the meaning set forth in Section 7.5.

“Related Party Transaction Default Notice” has the meaning set forth in Section 7.5.

“Representatives” means the directors, officers, employees, agents and Advisors of a Party.

“Requested Funding Amount” has the meaning set forth in the JV Company LLC Agreement.

“Requested Funding Date” has the meaning set forth in the JV Company LLC Agreement.

“Required Offer” has the meaning set forth in Section 6.3(a).

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time or any other Sanctions-related list of designated Persons maintained by an applicable Governmental Body described in the definition of “Sanctions.”

“Sanctions” means any sanctions imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, Her Majesty’s Treasury, the United Nations, the European Union or any agency or subdivision of any of the foregoing, including any regulations, rules and executive orders issued in connection therewith.

“Section 4.4(a) Distribution” has the meaning set forth in Section 5.1(a).

“Section 4.4(b) Distribution” has the meaning set forth in Section 5.1(b).

“Section 4.4(b)(i)(2) Distribution” has the meaning set forth in Section 5.1(b)(i).

“Section 4.4(b)(ii) Distribution” has the meaning set forth in Section 5.1(b)(ii).

“Section 4.4(c) Distribution” has the meaning set forth in Section 5.1(c).

“Secured Party” has the meaning set forth in Section 6.2(b).

“Securities” means (a) with respect to the GATX Member, any (i) JV Company Securities and (ii) Units, in each case held by the GATX Group, and (b) with respect to the Brookfield Member, any (i) JV Company Securities and (ii) Units, in each case held by the Brookfield Group.

“Subject Securities” means (a) with respect to the GATX Member, the JV Company Securities and Units, in each case held by the GATX Group; and (b) with respect to the Brookfield Member, the Units held by the Brookfield Member.

“Subsidiary” means, with respect to any Person, any entity of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or any partnership, association or other entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other entity or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity. Notwithstanding the foregoing, for purposes of this Agreement, neither the Company nor the JV Company shall be deemed to be Subsidiaries of GATX Member, Brookfield Member or their respective Affiliates.

“Tag-Along Buyer” has the meaning set forth in Section 6.4.

“Tag-Along Notice” has the meaning set forth in Section 6.4.

“Tag-Along Sale” has the meaning set forth in Section 6.4.

“Tax” or “Taxes” means any and all U.S. federal, state, provincial, local, non-U.S. or other taxes, levies, fees, imposts, duties and similar governmental charges (including any interest, fines, assessments, penalties, deficiency assessments or additions to tax imposed in connection therewith or with respect thereto) including (a) taxes imposed on, or measured by, net income, gross income, franchise, profits or gross receipts and (b) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property (tangible and intangible), capital stock, license, branch, payroll, withholding, employment, social security (or similar), unemployment, disability, occupational, abandoned or unclaimed property (escheat), excise, compensation, utility, severance, production, stamp, registration, occupation, premium, windfall profits, excess profits, fuel, gas import, environmental, transfer and gains, lease, service, service use, alternative or add on minimum and estimated taxes and customs duties.

“Tax Estimate Overage” has the meaning set forth in Section 5.1(g).

“Tax Estimate Shortfall” has the meaning set forth in Section 5.1(g).

“Tax Reserve Account” has the meaning set forth in Section 5.1(g).

“Tax Return” means any return, declaration, claim for refund, report, election, form, statement, information return or other document (including attachments, schedules or any related or supporting information or any amendments) filed or supplied or required to be filed or supplied to any Taxing Authority with respect to Taxes of any kind or nature.

“Tax Sharing Agreement” means the tax sharing agreement to be entered into by the GATX Member, the Brookfield Member and the Company in substantially the form attached as Exhibit B to the Call Option Agreement.

“Taxing Authority” means any Governmental Body responsible for or having jurisdiction over the administration, determination, collection or the imposition of any Tax.

“Third Party” means, with respect to a Member, another Person that is not another Member or an Affiliate of a Member.

“Transfer” means (i) when used in relation to the term “Units”, any sale, assignment, transfer, pledge, encumbrance, hypothecation or other similar arrangement or disposal of a Unit or any legal or beneficial interest therein, whether voluntarily, involuntarily or by operation of applicable Law, including by the entry into any contract, option or other arrangement, or the granting or imposition of any Lien that gives any Person other than the Member, whether or not upon the occurrence or nonoccurrence of an event, the right to acquire any Units or any legal or beneficial interest therein, to vote any Unit, or to require that any Units be transferred, whether voluntarily, involuntarily or by operation of applicable Law; and (ii) when used in relation to any other Equity Interest, any sale, assignment, transfer, pledge, encumbrance, hypothecation or other similar arrangement or disposal of such Equity Interest or any legal or beneficial interest therein, whether voluntarily, involuntarily or by operation of applicable Law, including by the entry into any contract, option or other arrangement, or the granting or imposition of any Lien that gives any Person other than the holder thereof, whether or not upon the occurrence or nonoccurrence of an event, the right to acquire such Equity Interest or any legal or beneficial interest therein, to vote such Equity Interest, or to require that such Equity Interest be transferred, whether voluntarily, involuntarily or by operation of applicable Law. Notwithstanding the foregoing, in no event shall any of the following constitute a “Transfer” for any purpose under this Agreement: (a) any purchase, sale, trading or issuance of units or other securities of a Member or its Affiliates whose securities are traded on a public exchange, or (b) any purchase, sale, transfer or issuance of any interest in any investment fund managed by Brookfield Asset Management Ltd. or its Affiliates or the admission of any new partner to any investment fund managed by Brookfield Asset Management Ltd. or its Affiliates.

“Transferor” has the meaning set forth in Section 6.1(b).

“Transferring Party” means (a) with respect to the GATX Group, GATX Member (with respect to JV Company Securities) together, if applicable, with its Affiliate that holds Units (with respect to such Units), and (b) with respect to the Brookfield Group, Brookfield Member or any of its Affiliates with respect to the Units owned by it.

“Unit” means a membership interest in the Company representing a fractional part of the limited liability company interests in the Company of all the Members.

“Unit Majority” means Units representing a Unit Percentage of greater than fifty percent (50%).

“Unit Percentage” means for each Member as of any time of determination, the quotient (expressed as a percentage) obtained by dividing (a) the aggregate amount of Units held by such Member by (b) the aggregate amount of Units outstanding.

Schedule 2

Schedule of Members

[Intentionally Omitted]